UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

August 14, 2010

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Western Lucrative Enterprises, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

IOWA

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(State or Other Jurisdiction of Incorporation)

333-149293	68-0664590
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(Commission File Number)	(IRS Employer Identification No.)

73726 Alessandro Dr. Suite 103, Palm Desert, CA 92260

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(Address of Principal Executive Offices)      (Zip Code)

760-776-8899

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(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At a Special Meeting of the Board of Directors held on August 14, 2010, attended by Mr. Darren Holm and Mr. Norbert LeBoeuf, Mr. Neville Pearson was appointed a Director of the Company. This appointment was made in anticipation of Mr. Holm’s resignation on August 17, 2010.

Mr. Pearson, a native of Yorkshire, England, currently resides at:

1611 E. Racquet Club Road, Palm Springs, California, USA

Mr. Pearson is a Fellow of the Association of Chartered Certified Accountants, and has gained over 35 years of senior level financial management experience at CFO / Controller level with both Public Multi-National and Private Companies on three continents. Mr. Pearson brings extensive experience in the Real Estate Development and Construction fields, as well as having worked in the Automotive, Mining and Food manufacturing sectors.

Item 2. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At a Special Meeting of the Board of Directors held on August 17, 2010, Mr. Neville Pearson was appointed President, Treasurer and Secretary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 14, 2010

By: /s/ Neville Pearson

Name: Neville Pearson

Title: Director

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